Exhibit 24.2

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC
POWER OF ATTORNEY

Each of the undersigned managers or officers of APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the “Act”), one or more Registration Statements for the registration thereunder of up to $385,000,000 or such other amount as approved by the West Virginia Public Service Commission aggregate principal amount of its senior secured consumer rate relief bonds, or one or more pre- or post-effective Registration Statements, does hereby appoint. NICHOLAS K. AKINS, BRIAN X. TIERNEY, JULIA A. SLOAT and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 28th day of August, 2013.

/s/ Victor A. Duva
Victor A. Duva	L.S.

/s/ Renee V. Hawkins
Renee V. Hawkins	L.S.

/s/ Julia A. Sloat
Julia A. Sloat	L.S.

/s/ Brian X. Tierney
Brian X. Tierney	L.S.

/s/ Kenneth J. Uva
Kenneth J. Uva	L.S.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC
WRITTEN CONSENT OF THE BOARD OF MANAGERS

The undersigned, being the all of the managers of the Board of Managers (the “Board”) of APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability company (the “Company”), does hereby take the following actions and adopt the following resolutions, by written consent pursuant to Section 18-404 of the Delaware Limited Liability Company Act:

WHEREAS, pursuant to Section 8 of the Limited Liability Company Agreement of the Company, the Board desires to designate officers of the Company;

NOW, THEREFORE, BE IT:

RESOLVED, that the following person be, and they hereby are, nominated and elected, in accordance with and subject to the Limited Liability Company Agreement and the Delaware Limited Liability Company Act, to hold the offices set forth opposite their respective names until such time as their successors shall have been elected and qualified or their earlier resignation or removal by the Board:

Brian X. Tierney	-	President
Julia A. Sloat	-	Vice President and Treasurer
Joseph M. Buonaiuto	-	Controller and Chief Accounting Officer
David. M. Feinberg	-	Secretary
Renee V. Hawkins	-	Assistant Treasurer
Jeffrey D. Cross	-	Assistant Secretary
Thomas G. Berkemeyer -	-	Assistant Secretary

WHEREAS, in connection with the filing with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-3 relating to the proposed issuance and sale of phase-in-recovery bonds (“Bonds”), there is to be filed with the SEC a Power of Attorney, dated August 28, 2013, executed by certain of the officers and directors of this Company appointing Nicholas K. Akins, Brian X. Tierney, Julia A. Sloat and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board has executed this Written Consent as of August 20, 2013.

/s/ Victor A. Duva
Victor A. Duva

/s/ Renee V. Hawkins
Renee V. Hawkins

/s/ Julia A. Sloat
Julia A. Sloat

/s/ Brian X. Tierney
Brian X. Tierney

/s/ Kenneth J. Uva
Kenneth J. Uva

2

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC
WRITTEN CONSENT OF THE BOARD OF MANAGERS

The undersigned, being the all of the managers of the Board of Managers (the “Board”) of APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability company (the “Company”), does hereby take the following actions and adopt the following resolutions, by written consent pursuant to Section 18-404 of the Delaware Limited Liability Company Act:

WHEREAS, the Company’s parent, Appalachian Power Company (“APCo”), is seeking to raise up to $385,000,000 in a structured financing (the “Securitization”) through the creation and issuance of securities (the “Consumer Rate Relief Bonds”) to be approved by the West Virginia Public Service Commission (the “WVPSC”);

WHEREAS, in connection with the Securitization, APCo formed the Company to (i) purchase from APCo certain consumer rate relief property (the “Consumer Rate Relief Property”) created pursuant to a Financing Order (the “Financing Order”) to be issued by the WVPSC, and (ii) be the issuer of the Consumer Rate Relief Bonds;

WHEREAS,  APCo (including in its capacity as the sole member of the Company) and the Company will enter into agreements relating to (i) the sale of rights in and to the Consumer Rate Relief Property, (ii) the assignment by the Company of its rights in, to and under the Consumer Rate Relief Property and the agreements relating to the servicing of the Consumer Rate Relief Property and certain other related assets as security for the issuance of the Consumer Rate Relief Bonds, (iii) the servicing of the Consumer Rate Relief Property, (iv) the providing of administration services to the Company, and (v) the issuance and sale of up to $385,0000,000 of Consumer Rate Relief Bonds approved by the WVPSC in one or more underwritten public offering;

WHEREAS, the Company has entered into or will enter into various agreements and execute various documents in furtherance of the Securitization, including (i) an Amended and Restated Limited Liability Company Agreement of the Company (“Amended LLC Agreement”); (ii) a CRR Property Purchase and Sale Agreement between the Company and APCo (“Sale Agreement”) pursuant to which APCo will sell its rights in, to and under the Consumer Rate Relief Property and certain other related assets to the Company; (iii) a CRR Property Servicing Agreement between APCo, as Servicer, and the Company (“Servicing Agreement”); (iv) the Indenture and related Series Supplement (collectively, the “Indenture”) with US Bank, National Association (“US Bank”) or another bank, trust company or financial institution, as indenture trustee (the “Indenture Trustee”) relating to the Consumer Rate Relief Bonds; (v) an Administration Agreement between the Company and APCo (the “Administration Agreement”); and (vi) an Underwriting Agreement among the Company, APCo and the underwriters named therein (the “Underwriting Agreement”, and, together with the Sale Agreement, the Servicing Agreement, the Indenture, the Administration Agreement and the Amended LLC Agreement, the “Principal Agreements”);

Appalachian Consumer Rate Relief Funding LLC
August 28, 2013

WHEREAS, the Board desires to ratify and confirm the actions taken by the officers of the Company in connection with the Securitization, authorize the filing of the Company’s and APCo’s Registration Statement on Form S-3 (as amended, the “Registration Statement”), and authorize the Company to complete the Securitization and authorize the appropriate officers of the Company to enter into the Principal Agreements;

NOW, THEREFORE, BE IT:

RESOLVED, that the Securitization, the filing of the Registration Statement and the related transactions, the entering into of agreements relating to the sale of the Consumer Rate Relief Property, the servicing of the Consumer Rate Relief Property, and the issuance and sale of up to $385,000,000 of Consumer Rate Relief Bonds in an underwritten public offering, are hereby authorized, ratified and approved; and further

RESOLVED, that the terms and provisions of the Consumer Rate Relief Bonds, as summarized in the Prospectus and Prospectus Supplement relating thereto (together, the “Prospectus”) in the form contained in the draft Registration Statement on Form S-3, are hereby authorized and approved with such changes therein or thereto, if any, as the officer or officers executing the final form thereof in connection with the filing of the same with the Securities and Exchange Commission shall consider necessary, appropriate or desirable, such officer’s or officers’ approval of any such changes to be conclusively evidenced by his or her execution thereof.; and further

RESOLVED, that the President, any Vice President, the Treasurer and any Assistant Treasurer and the Secretary and any Assistant Secretary of the Company (each, an “Authorized Officer” and collectively the “Authorized Officers”) are each authorized and directed for and on behalf and in the name of the Company to negotiate the terms and provisions of, and to acknowledge, approve, receive, execute and/or deliver, the Principal Agreements and any amendments or supplements thereto, any such officer’s approval of the form, content, necessity or desirability of any such document to be conclusively evidenced by such officer’s acknowledgment, approval, receipt, execution or delivery thereof on behalf of the Company; and further

RESOLVED, that the Authorized Officers are each authorized and directed for and on behalf and in the name of the Company to take and adopt such action as may be required or permitted under (i) the Indenture to establish the terms of the Consumer Rate Relief Bonds, and (ii) the Underwriting Agreement to cause the completion and closing of the Securitization; and further

RESOLVED, that the Authorized Officers of the Company are each authorized and directed to do, or cause to be done, all acts and things, including, without limitation, the execution and delivery of all affidavits, agreements,

Appalachian Consumer Rate Relief Funding LLC
August 28, 2013

acknowledgments, appointments, certificates, consents, directions, agreements, or other documents in such form, and containing such provisions, as may be considered necessary, appropriate or desirable, the approval on behalf of the Company of the form, content, necessity or desirability of any such affidavit, agreement, acknowledgment, appointment, certificate, consent, direction, agreement, or other document to be conclusively evidenced by any such Authorized Officer’s execution thereof on behalf of the Company as may be necessary, appropriate or desirable (i) to perform the Company’s obligations in respect of the Securitization, including the Principal Agreements, and (ii) to carry out the intent and purposes of these resolutions.

WHEREAS, the Board desires to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the Consumer Rate Relief Bonds to be issued and sold in connection with the Securitization;

NOW, THEREFORE, BE IT:

RESOLVED, that Hunton & Williams LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the Consumer Rate Relief Bonds to be issued and sold in connection with the Securitization.

WHEREAS, in order to enable the Company to perform its obligations under the Indenture and any Underwriting Agreement approved at this meeting providing for the sale of up to $385,000,000 aggregate principal amount of Consumer Rate Relief Bonds, the Board desires to authorize the execution and delivery of one or more Series Supplements or Supplemental Indentures to the Indenture, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval;

WHEREAS, the Board desires to authorize the appropriate officers of the Company to determine the financial terms and conditions of the Consumer Rate Relief Bonds, including, without limitation, (i) the principal amount of the Consumer Rate Relief Bonds to be sold; (ii) the interest rate or rates on the Consumer Rate Relief Bonds; (iii) the maturity and sinking fund provisions of the Consumer Rate Relief Bonds; and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a Series Supplement or a Supplemental Indenture;

WHEREAS, the Board desires to authorize the appropriate officers of the Company to apply the proceeds in accordance with the Financing Order;

NOW, THEREFORE, BE IT:

RESOLVED, that the Authorized Officers, or any of them, are authorized, on behalf of the Company, (a) to determine, with respect to the Consumer Rate Relief Bonds, each and every term thereof, including the date or dates of issue and sale, the date or dates of maturity (which shall not exceed 18 years from the date

Appalachian Consumer Rate Relief Funding LLC
August 28, 2013

of issue), the interest rate or rates per annum, the sale price or prices, any optional, special or mandatory redemption provisions, and sinking fund provisions and any other terms, and (b) to execute and deliver the Underwriting Agreement and any agreements, certificates, directions or other documents related thereto; and further

RESOLVED, that the Authorized Officers are each authorized and directed to do, or cause to be done, all acts and things, including, without limitation, the execution and delivery of all affidavits, agreements, acknowledgments, certificates, consents, directions or other documents in such form, and containing such provisions, as may be considered necessary, appropriate or desirable, the approval on behalf of the Company of the form, content, necessity or desirability of any such affidavit, agreement, acknowledgment, certificate, consent, direction or other document to be conclusively evidenced by any such officer’s execution thereof on behalf of the Company as may be necessary, appropriate or desirable (i) to perform the Company’s obligations in connection with the Securitization, and (ii) to carry out the intent and purposes of these resolutions; and further

RESOLVED, that the proceeds of the Consumer Rate Relief Bonds may be used for the purpose of (i) paying any and all costs and expenses incurred in connection with the Securitization and (ii) purchasing the Consumer Rate Relief Property from APCo.

Appalachian Consumer Rate Relief Funding LLC
August 28, 2013

IN WITNESS WHEREOF, the undersigned, constituting all of the managers of the Company, have executed this Written Consent as of August 28, 2013.

/s/ Victor A. Duva
Victor A. Duva

/s/ Renee V. Hawkins
Renee V. Hawkins

/s/ Julia A. Sloat
Julia A. Sloat

/s/ Brian X. Tierney
Brian X. Tierney

/s/ Kenneth J. Uva
Kenneth J. Uva